As filed with the Securities and Exchange Commission on May 11, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE GOLDMAN SACHS GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)
85 Broad Street
New York, New York 10004
(212) 902-1000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)
13-4019460
(IRS Employer Identification Number)
Kenneth L. Josselyn
The Goldman Sachs Group, Inc.
85 Broad Street
New York, New York 10004
(212) 902-1000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copy to:
John P. Mead
David B. Harms
Robert W. Reeder III
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed
Title of Each		Offering	Maximum	Amount of
Class of Securities	Amount	Price	Aggregate	Registration
to be Registered	to be Registered	Per Unit	Offering Price	Fee
Common Stock, par value $0.01 per share	3,125,565	(1)	(1)	(1)

(1)	The Goldman Sachs Group, Inc. is applying $49,091 of filing fees in accordance with Rule 415(a)(6) under the Securities Act that have already been paid in connection with 3,125,565 shares of common stock that are included in this Registration Statement and that were previously registered, but were not sold, pursuant to Registration Statement No. 333-135453 of the Registrant, which Registration Statement was filed on June 29, 2006. Pursuant to Rule 415(a)(6) under the Securities Act, no additional filing fee is required.

______________
     This Registration Statement includes 3,125,565 shares of common stock that were previously registered on Registration Statement No. 333-135453 of the Registrant. Pursuant to Rule 415(a)(6) under the Securities Act, the $49,091 of filing fees previously paid in connection with such unsold shares of common stock will continue to be applied to such unsold shares of common stock.

The Goldman Sachs Group, Inc.
Common Stock

     This prospectus relates to shares of the common stock of The Goldman Sachs Group, Inc. that the selling shareholders may offer and sell from time to time in amounts, at prices and on terms that will be determined at the time of the offering. All of the selling shareholders received their common stock as distributions from limited partnerships that are or were affiliates of The Goldman Sachs Group, Inc. We will name the selling shareholders in the applicable prospectus supplement.
     The Goldman Sachs Group, Inc. will not receive any proceeds from the offerings made pursuant to this prospectus.
     You should carefully read this prospectus and any prospectus supplement, together with the documents incorporated by reference, before you invest in the common stock.
     The common stock is listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “GS”.
     See “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended November 28, 2008, which is incorporated by reference herein, to read about factors you should consider before buying shares of the common stock.
     The common stock is not an obligation of any of our bank or nonbank subsidiaries and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Goldman, Sachs & Co.

Prospectus dated May 11, 2009.

AVAILABLE INFORMATION
     The Goldman Sachs Group, Inc. is required to file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.
     We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of The Goldman Sachs Group, Inc., please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.
     The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to any of the SEC filings referenced in the list below. Any information referred to in this way in this prospectus or the applicable prospectus supplement is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
     The Goldman Sachs Group, Inc. incorporates by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
(1)	Annual Report on Form 10-K for the fiscal year ended November 28, 2008 (File No. 001-14965);

(2)	Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the fiscal year ended November 28, 2008, dated and filed March 27, 2009 (File No. 001-14965);

(3)	Quarterly Report on Form 10-Q for the quarter ended March 27, 2009 (File No. 001-14965);

(4)	Current Report on Form 8-K, dated November 25, 2008 and filed on December 1, 2008 (File No. 001-14965);

(5)	Current Report on Form 8-K, dated December 15, 2008 and filed on December 16, 2008 (File No. 001-14965);

(6)	Current Report on Form 8-K, dated February 12, 2009 and filed on February 17, 2009 (File No. 001-14965);

(7)	Current Report on Form 8-K, dated and filed on April 13, 2009 (File No. 001-14965);

(8)	Current Report on Form 8-K, dated and filed on April 13, 2009 (File No. 001-14965);

(9)	Current Report on Form 8-K, dated May 7, 2009 and filed on May 8, 2009 (File No. 001-14965); and

(10)	All documents filed by The Goldman Sachs Group, Inc. under Section 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the offering of securities under this prospectus.
     We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, 85 Broad Street, New York, New York 10004, telephone (212) 902-0300.
     When we refer to “Goldman Sachs” or the “Firm” in this prospectus, we mean The Goldman Sachs Group, Inc., together with its consolidated subsidiaries and affiliates. References to “The Goldman Sachs Group, Inc.”, “we”, “our” or “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries.

DESCRIPTION OF CAPITAL STOCK OF THE GOLDMAN SACHS GROUP, INC.
     Pursuant to our restated certificate of incorporation, our authorized capital stock consists of 4,350,000,000 shares, each with a par value of $0.01 per share, of which:
•	150,000,000 shares are designated as preferred stock,
•	30,000 shares of which (designated as Floating Rate Non-Cumulative Preferred Stock, Series A) are issued and outstanding as of the date of this prospectus with a $25,000 liquidation preference per share,

•	32,000 shares of which (designated as 6.20% Non-Cumulative Preferred Stock, Series B) are issued and outstanding as of the date of this prospectus with a $25,000 liquidation preference per share,

•	8,000 shares of which (designated as Floating Rate Non-Cumulative Preferred Stock, Series C) are issued and outstanding as of the date of this prospectus with a $25,000 liquidation preference per share,

•	54,000 shares of which (designated as Floating Rate Non-Cumulative Preferred Stock, Series D) are issued and outstanding as of the date of this prospectus with a $25,000 liquidation preference per share,

•	50,000 shares of which (designated as 10% Cumulative Perpetual Preferred Stock, Series G) are issued and outstanding as of the date of this prospectus with a $100,000 liquidation preference per share,

•	10,000,000 shares of which (designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series H) (the “TARP Preferred Stock”) are issued and outstanding as of the date of this prospectus with a $1,000 liquidation preference per share;
•	4,000,000,000 shares are designated as common stock, 503,420,969 shares of which were outstanding as of April 24, 2009; and

•	200,000,000 shares are designated as nonvoting common stock, none of which are outstanding.
     All outstanding shares of common stock are validly issued, fully paid and nonassessable.
     Information regarding the shareholders’ agreement containing provisions relating to the voting and disposition of certain shares of common stock held by our participating managing directors is incorporated by reference into Part III, Item 12 of Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K for the fiscal year ended November 28, 2008, which is incorporated by reference into this prospectus.
Preferred Stock
     Our authorized capital stock includes 150,000,000 shares of preferred stock. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without shareholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of common stock and which could have certain anti-takeover effects.
Common Stock
     Each holder of common stock is entitled to one vote for each share owned of record on all matters submitted to a vote of shareholders. There are no cumulative voting rights. Accordingly, the holders of a plurality of the shares of common stock voting in a contested election of directors can elect all the directors if they choose to do so, subject to any voting rights of holders of preferred stock to elect directors. In an uncontested director election, a director must receive a majority of the votes cast for or against the director to be elected.
     Subject to the preferential rights of any holders of any outstanding series of preferred stock, the holders of common stock, together with the holders of the nonvoting common stock, are entitled to such dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our board of directors from legally available funds. Subject to the preferential rights of holders of any outstanding series of preferred stock, upon our liquidation, dissolution or winding-up and after payment of all prior claims, the holders of common stock, with the shares of the common stock and the nonvoting common stock being considered as a single class for this purpose, will be entitled to receive pro rata all our assets. Holders of common stock have no redemption or conversion rights or preemptive rights to purchase or subscribe for securities of The Goldman Sachs Group, Inc.
     Prior to October 28, 2011, unless we have redeemed all of the TARP Preferred Stock or the U.S. Department of the Treasury (the “U.S. Treasury”) has transferred all of the TARP Preferred Stock, the consent of the U.S. Treasury will be required for us to, among other things, increase our common stock dividend above $0.35 per share or repurchase any shares of our common stock or other preferred stock except in limited circumstances.
Nonvoting Common Stock
     The nonvoting common stock has the same rights and privileges as, ranks equally and shares proportionately with, and is identical in all respects as to all matters to, the common stock, except that the nonvoting common stock has no voting rights other than those voting rights required by law.
Shareholder Protection Rights
     Our shareholder rights plan, which was put in place in connection with our initial public offering in 1999, expired on April 6, 2009.
Limitation of Liability and Indemnification Matters
     Our charter provides that a director of The Goldman Sachs Group, Inc. will not be liable to The Goldman Sachs Group, Inc. or its shareholders for monetary damages for breach of fiduciary duty as a director, except in certain cases where liability is mandated by the Delaware General Corporation Law. Our by-laws provide for indemnification, to the fullest extent permitted by law, of any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director or officer of The Goldman Sachs Group, Inc., or is or was a director of a subsidiary of The Goldman Sachs Group, Inc., or is or was a member of the shareholders’ committee acting under the shareholders’ agreement or, at the request of The Goldman Sachs Group, Inc., serves or served as a director or officer of or in any other capacity for, or in relation to, any other enterprise, against all expenses, liabilities, losses and claims actually incurred or suffered by such person in connection with the action, suit or proceeding. Our by-laws also provide that, to the extent authorized from time to time by our board of directors, The Goldman Sachs Group, Inc. may provide to any one or more employees and other agents of The Goldman Sachs Group, Inc. or any subsidiary or other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys’ fees, that are similar to the rights conferred by the by-laws on directors and officers of The Goldman Sachs Group, Inc. or any subsidiary or other enterprise.
Charter Provisions Approving Certain Actions
     Our charter provides that our board of directors may determine to take the following actions, in its sole discretion, and The Goldman Sachs Group, Inc. and each shareholder of The Goldman Sachs Group, Inc. will, to the fullest extent permitted by law, be deemed to have approved and ratified, and waived any claim relating to, the taking of any of these actions:
•	causing The Goldman Sachs Group, Inc. to register with the SEC for resale shares of common stock held by our directors, employees and former directors and employees and our subsidiaries and affiliates and former partners and employees of The Goldman Sachs Group, L.P. and its subsidiaries and affiliates; and

•	making payments to, and other arrangements with, certain former limited partners of The Goldman Sachs Group, Inc., including managing directors who were profit participating limited partners, in order to compensate them for, or to prevent, significantly disproportionate adverse tax or other consequences arising out of our incorporation.
Section 203 of the Delaware General Corporation Law
     The Goldman Sachs Group, Inc. is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between The Goldman Sachs Group, Inc. and an interested stockholder is prohibited unless it satisfies one of the following conditions:
•	prior to the stockholder becoming an interested stockholder, the board of directors of The Goldman Sachs Group, Inc. must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of The Goldman Sachs Group, Inc. outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or

•	the business combination is approved by the board of directors of The Goldman Sachs Group, Inc. and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
     Our board of directors has adopted a resolution providing that the shareholders’ agreement will not create an “interested stockholder”.
Certain Anti-Takeover Matters
     Our charter and by-laws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:
Constituency Provision
     In accordance with our charter, a director of The Goldman Sachs Group, Inc. may (but is not required to) in taking any action (including an action that may involve or relate to a change or potential change in control of The Goldman Sachs Group, Inc.), consider, among other things, the effects that The Goldman Sachs Group, Inc.’s actions may have on other interests or persons (including its employees, former partners of The Goldman Sachs Group, L.P. and the community) in addition to our shareholders.
Advance Notice Requirements
     Our by-laws establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of shareholders of The Goldman Sachs Group, Inc. These procedures provide that notice of such shareholder proposals must be timely given in writing to the Secretary of The Goldman Sachs Group, Inc. prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of The Goldman Sachs Group, Inc. not less than 90 days nor more than 120 days prior to the anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the by-laws.
No Ability of Shareholders to Call Special Meetings
     Our charter and by-laws deny shareholders the right to call a special meeting of shareholders. Our charter and by-laws provide that special meetings of the shareholders may be called only by a majority of the board of directors.
No Written Consent of Shareholders
     Our charter requires all shareholder actions to be taken by a vote of the shareholders at an annual or special meeting, and does not permit our shareholders to act by written consent without a meeting.
Majority Vote Needed for Shareholder Proposals
     Our by-laws require that any shareholder proposal be approved by a majority of all of the outstanding shares of common stock and not by only a majority of the shares present at the meeting and entitled to vote. This requirement may make it more difficult to approve shareholder resolutions.
Amendment of By-Laws and Charter
     Our charter requires the approval of not less than 80% of the voting power of all outstanding shares of The Goldman Sachs Group, Inc.’s capital stock entitled to vote to amend any by-law by shareholder action or the charter provisions described in this section. Those provisions make it more difficult to dilute the anti-takeover effects of our by-laws and our charter.
Blank Check Preferred Stock
     Our charter provides for 150,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of Goldman Sachs by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in the best interests of Goldman Sachs, the board of directors could cause shares of preferred stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent shareholder or shareholder group. In this regard, the charter grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control of Goldman Sachs.
Listing
     The common stock of The Goldman Sachs Group, Inc. is listed on the NYSE under the ticker symbol “GS”.
Transfer Agent
     The transfer agent for the common stock is Mellon Investor Services LLC.

USE OF PROCEEDS
     The selling shareholders will receive all of the net proceeds from the sale of the shares of common stock offered by this prospectus. We will not receive any proceeds from an offering contemplated by this prospectus.
SELLING SHAREHOLDERS
     All the shares of common stock to be offered by this prospectus and the applicable prospectus supplement will be offered by a number of shareholders that we refer to as the “Selling Shareholders”. Each Selling Shareholder is, or was, a limited partner in one of the Goldman Sachs Exchange Place Funds (each, a “Fund”). The shares of common stock to be offered by this prospectus and the applicable prospectus supplement will be distributed by the Fund to be named in the applicable prospectus supplement to the Selling Shareholders pursuant to that Fund’s limited partnership agreement and will be registered for resale pursuant to the terms of an agreement between The Goldman Sachs Group, Inc. and that Fund.
     Some of the Selling Shareholders include current and former employees of The Goldman Sachs Group, Inc. and its subsidiaries and affiliates and former partners and employees of The Goldman Sachs Group, L.P. and its subsidiaries and affiliates. We operated as The Goldman Sachs Group, L.P., a Delaware limited partnership, before converting to The Goldman Sachs Group, Inc. in connection with our initial public offering on May 7, 1999.
PLAN OF DISTRIBUTION
     The shares of common stock offered by this prospectus may be sold from time to time by the Selling Shareholders (or by their pledgees, donees, transferees or other successors in interest) directly or, alternatively, through broker-dealers acting as underwriters, dealers or agents. The shares of common stock may be sold on the New York Stock Exchange, in the over-the-counter market or otherwise, in one or more transactions at fixed prices (which may be changed), at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.
     Sales of shares of common stock may only be made by one or more, or a combination, of the following methods:
•	a block trade in which a Selling Shareholder’s broker-dealer will attempt to sell the shares as agent, but may resell all or a portion of the block as a principal to facilitate the transaction;

•	a broker-dealer may purchase the common stock as a principal and then resell the common stock for its own account;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; or

•	underwritten offerings through Goldman, Sachs & Co.
     Any Selling Shareholder may select broker-dealers — including Goldman, Sachs & Co. or any of our other affiliates — to sell its shares. Broker-dealers that any Selling Shareholder engages may arrange for other broker-dealers to participate in selling the shares. The Selling Shareholder may give these broker-dealers commissions, discounts or other concessions in amounts to be negotiated at the time of sale. In connection with these sales and except as disclosed in the next paragraph, the participating broker-dealers, as well as the Selling Shareholders (and certain pledgees, donees, transferees and other successors in interest), may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of

1933 (the “Securities Act”) in connection with the sales of the shares. Accordingly, any commission, discount or other concession received by them and any profit on the resale of the shares received by them may be deemed to be “underwriting discounts or commissions” under the Securities Act.
     Any of the shares of common stock held by any Selling Shareholder that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. If any Selling Shareholder sells pursuant to Rule 144, it will not be deemed to be an “underwriter” under the Securities Act with respect to those sales.
     We have entered into a registration rights agreement with each of the Funds. Under each of the registration rights agreements, we have agreed to pay all expenses of the registration of the shares of common stock and to indemnify the Selling Shareholders who were limited partners in the related Fund and any broker-dealer participating in the sale of the common stock against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that those Selling Shareholders or participating broker-dealers may be required to make.
     The participating broker-dealers, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, The Goldman Sachs Group, Inc. and its subsidiaries in the ordinary course of business.
     Goldman, Sachs & Co. is a subsidiary of The Goldman Sachs Group, Inc. National Association of Securities Dealers, Inc. Rule 2720 imposes certain requirements when a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), such as Goldman, Sachs & Co., distributes an affiliated company’s securities. Goldman, Sachs & Co. has advised The Goldman Sachs Group, Inc. that each particular offering of shares in which it participates will comply with the applicable requirements of Rule 2720 and its successor FINRA rule.
     Neither Goldman, Sachs & Co. nor any other FINRA member is permitted to sell shares in an offering to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.
     Because Goldman, Sachs & Co. is a member of the NYSE and because of its relationship to The Goldman Sachs Group, Inc., it is not permitted under the rules of the NYSE to make markets in or recommendations regarding the purchase or sale of the common stock.
VALIDITY OF THE COMMON STOCK
     In connection with particular offerings of the shares of our common stock in the future, and if stated in the applicable prospectus supplements, the validity of those shares may be passed upon for The Goldman Sachs Group, Inc. by Sullivan & Cromwell LLP, New York, New York and for any underwriters, dealers or agents by Sullivan & Cromwell LLP or other counsel named in the applicable prospectus supplement.
     Sullivan & Cromwell LLP has in the past represented and continues to represent Goldman Sachs on a regular basis and in a variety of matters, including offerings of our common stock, preferred stock and debt securities. Sullivan & Cromwell LLP also performed services for The Goldman Sachs Group, Inc. in connection with the offering of the shares described in this prospectus.

EXPERTS
     The financial statements of Goldman Sachs incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended November 28, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
     The historical income statement, balance sheet and common share data set forth in “Selected Financial Data” for each of the five fiscal years in the period ended November 28, 2008 incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
     With respect to the unaudited condensed consolidated financial statements of Goldman Sachs as of and for the three months ended March 27, 2009, for the three months ended February 29, 2008 and for the one month ended December 26, 2008 incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 1, 2009 incorporated by reference in this prospectus states that they did not audit and they do not express an opinion on the unaudited condensed consolidated financial statements. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedure applied. PricewaterhouseCoopers LLP is not subject to the liability provision of Section 11 of the U.S. Securities Act of 1933 for their report on the unaudited condensed consolidated financial statements because the report is not a “report’’ or a “part’’ of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.
CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE
SECURITIES LITIGATION REFORM ACT OF 1995
     We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.
     Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended November 28, 2008, which is incorporated in this prospectus by reference (and in any of our annual reports for a subsequent fiscal year that are so incorporated). See “Available Information” above for information about how to obtain a copy of this annual report.

     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely upon any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

The Goldman Sachs
Group, Inc.
Common Stock

Goldman, Sachs & Co.

PART II
Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution
     The following is a statement of the expenses (all of which are estimated other than the SEC registration fee and the FINRA fees) to be incurred by The Goldman Sachs Group, Inc. in connection with the distribution of the securities registered under this Registration Statement:

	Amount to
	be paid
SEC registration fee	$0	*
FINRA fees	46,380
Legal fees and expenses	30,000
Accounting fees and expenses	10,000
Printing fees	7,000
Miscellaneous	0
Total	$93,380

*	Paid in accordance with Rule 415(a)(6).

Item 15.	Indemnification of Directors and Officers
     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to The Goldman Sachs Group, Inc. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 6.4 of The Goldman Sachs Group, Inc.’s by-laws provides for indemnification by The Goldman Sachs Group, Inc. of any director or officer (as such term is defined in the by-laws) of The Goldman Sachs Group, Inc. who is or was a director of any of its subsidiaries, is or was a member of the Shareholders’ Committee acting pursuant to the Shareholders’ Agreement (as described in the Annual Report on Form 10-K of The Goldman Sachs Group, Inc. for the fiscal year ended November 28, 2008 incorporated by reference in this Registration Statement) or, at the request of The Goldman Sachs Group, Inc., is or was serving as a director or officer of, or in any other capacity for, any other enterprise, to the fullest extent permitted by law. The by-laws also provide that The Goldman Sachs Group, Inc. shall advance expenses to a director or officer and, if reimbursement of such expenses is demanded in advance of the final disposition of the matter with respect to which such demand is being made, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by The Goldman Sachs Group, Inc. To the extent authorized from time to time by the board of directors of The Goldman Sachs Group, Inc., The Goldman Sachs Group, Inc. may provide to any one or more employees of The Goldman Sachs Group, Inc., one or more officers, employees and other agents of any subsidiary or one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys’ fees, that are similar to the rights conferred in the by-laws of The Goldman Sachs Group, Inc. on directors and officers of The Goldman Sachs Group, Inc. or any subsidiary or other enterprise. The by-laws do not limit the power of The Goldman Sachs Group, Inc. or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the by-laws. The Goldman Sachs Group,

Inc. has entered into agreements with certain directors, officers and employees who are asked to serve in specified capacities at subsidiaries and other entities.
     The Goldman Sachs Group, Inc. has entered into an agreement that provides indemnification to its directors and officers and to the directors and certain officers of the general partner of The Goldman Sachs Group, L.P., members of its Management Committee or its Partnership Committee or the former Executive Committee of The Goldman Sachs Group, L.P. and all other persons requested or authorized by The Goldman Sachs Group, Inc.’s board of directors or the board of directors of the general partner of The Goldman Sachs Group, L.P. to take actions on behalf of The Goldman Sachs Group, Inc., The Goldman Sachs Group, L.P. or the general partner of The Goldman Sachs Group, L.P. in connection with the plan of incorporation and certain registration statements for all losses, damages, costs and expenses incurred by the indemnified person arising out of the relevant registration statements or the transactions contemplated by the plan of incorporation. The Goldman Sachs Group, Inc. has also entered into a similar indemnification agreement with its directors, some of its officers and all other persons requested or authorized by The Goldman Sachs Group, Inc.’s board of directors or any committee thereof to take actions on behalf of The Goldman Sachs Group, Inc. or as an attorney-in-fact in connection with this Registration Statement, certain other registration statements and certain unregistered offerings of securities. These agreements are in addition to The Goldman Sachs Group, Inc.’s indemnification obligations under its by-laws.
     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. The Goldman Sachs Group, Inc.’s amended and restated certificate of incorporation and provides for such limitation of liability.
     Policies of insurance are maintained by The Goldman Sachs Group, Inc. under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Item 16.	Exhibits

Exhibit
Number	Document	Incorporated by Reference to Filings Indicated

2.1	Amended and Restated Plan of Incorporation.	Exhibit 2.1 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1, filed on April 30, 1999 (File No. 333-74449)

4.1	Specimen of certificate representing the Common Stock of The Goldman Sachs Group, Inc.	Exhibit 4.1 to Post-Effective Amendment No. 3 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3, filed on April 6, 2009 (File No. 333-154173)

4.2	Restated Certificate of Incorporation of The Goldman Sachs Group, Inc.	Exhibit 3.1 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008 (File No. 001-14965)

4.3	Amended and Restated By-Laws of The Goldman Sachs Group, Inc.	Exhibit 3.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K, filed December 12, 2006 (File No. 001-14965)

4.4	Form of Registration Rights Agreement.	Exhibit 4.4 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3, filed on April 29, 2009 (File No. 333-135453)

5.1	Opinion of Sullivan & Cromwell LLP.	*

15.1	Letter re Unaudited Interim Financial Information.	Exhibit 15.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 27, 2009, filed on May 6, 2009 (File No. 001-14965)

23.1	Consent of PricewaterhouseCoopers LLP.	*

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).	*

24.1	Power of Attorney (included in signature page).	*

*	Filed herewith

Item 17.	Undertakings
     The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by The Goldman Sachs Group, Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of The Goldman Sachs Group, Inc.’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 11th day of May, 2009.

THE GOLDMAN SACHS GROUP, INC.
By:	/s/ David A. Viniar
	Name:	David A. Viniar
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints Lloyd C. Blankfein, Gary D. Cohn, David A. Viniar, Gregory K. Palm and Esta E. Stecher, and each of them (so long as each such individual is an employee of The Goldman Sachs Group, Inc. or an affiliate of The Goldman Sachs Group, Inc.), his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 11th day of May, 2009.

Title	Signature

Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	/s/	Lloyd C. Blankfein

Lloyd C. Blankfein

Director, President and Chief Operating Officer	/s/	Gary D. Cohn

Gary D. Cohn

Director	/s/	John H. Bryan

John H. Bryan

Director	/s/	Claes Dahlbäck

Claes Dahlbäck

Director	/s/	Stephen Friedman

Stephen Friedman

Director	/s/	William W. George

William W. George

Director	/s/	Rajat K. Gupta

Rajat K. Gupta

Director	/s/	James A. Johnson

James A. Johnson

Director	/s/	Lois D. Juliber

Lois D. Juliber

Director	/s/	Lakshmi N. Mittal

Lakshmi N. Mittal

Director	/s/	James J. Schiro

James J. Schiro

Director	/s/	Ruth J. Simmons

Ruth J. Simmons

Chief Financial Officer (Principal Financial Officer)	/s/	David A. Viniar

David A. Viniar

Principal Accounting Officer	/s/	Sarah E. Smith

Sarah E. Smith

Index to Exhibits

Exhibit
Number	Document	Incorporated by Reference to Filings Indicated

2.1	Amended and Restated Plan of Incorporation.	Exhibit 2.1 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1, filed on April 30, 1999 (File No. 333-74449)

4.1	Specimen of certificate representing Common Stock of The Goldman Sachs Group, Inc.	Exhibit 4.1 to Post-Effective Amendment No. 3 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3, filed on April 6, 2009 (File No. 333-154173)

4.2	Restated Certificate of Incorporation of The Goldman Sachs Group, Inc.	Exhibit 3.1 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008 (File No. 001-14965)

4.3	Amended and Restated By-Laws of The Goldman Sachs Group, Inc.	Exhibit 3.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K, filed December 12, 2006 (File No. 001-14965)

4.4	Form of Registration Rights Agreement.	Exhibit 4.4 to Post-Effective Amendment No 1 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3, filed on April 29, 2009 (File No. 333-135453)

5.1	Opinion of Sullivan & Cromwell LLP.	*

15.1	Letter re Unaudited Interim Financial Information.	Exhibit 15.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 27, 2009, filed on May 6, 2009 (File No. 001-14965)

23.1	Consent of PricewaterhouseCoopers LLP.	*

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).	*

24.1	Power of Attorney (included in signature page).	*

*	Filed herewith.